Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of First Carolina Financial Services, Inc., of our report dated April 30, 2026, with respect to our audits of the consolidated financial statements as of December 31, 2025 and 2024, and for each of the years in the two‑year period ended December 31, 2025, which appears in First Carolina Financial Services, Inc.’s Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-296151).

/s/ Cherry Bekaert LLP

Louisville, Kentucky
June 18, 2026